Contact:
Priscilla Harlan
Vice President, Corporate Communications & Investor Relations
Molecular Insight Pharmaceuticals, Inc.
(617)492-5554
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals, Inc. Announces Appointment of
Norman LaFrance, M.D., as Senior Vice President, Clinical Development and
Chief Medical Officer
Cambridge, MA, April 23, 2007 - Molecular Insight Pharmaceuticals (NASDAQ: MIPI) announced today the appointment of Norman LaFrance, M.D., to the position of Senior Vice President, Clinical Development and Chief Medical Officer. He joins Molecular Insight after a nearly 20-year industry career at DuPont-Merck, Bracco Diagnostics, Celltech, and most recently Bausch & Lomb, where he was Vice President, Global Pharmaceutical R&D.
“We believe that Norman’s extensive and distinguished track record of pharmaceutical research and development, combined with his specific expertise in nuclear medicine, should enable him to make meaningful and immediate contributions to our company,” said John W. Babich, Ph.D., President and Chief Scientific Officer of Molecular Insight. “He has been instrumental in the clinical development and approval of numerous successful products, including the imaging pharmaceuticals Cardiolite® and Neurolite®. We look forward to Norman applying his many talents toward leading the rapidly progressing clinical development of our significant pipeline of targeted radiotherapeutics and molecular imaging pharmaceuticals.”
“Molecular Insight leads the field of molecular medicine and radiopharmaceuticals with product candidates that may offer significant benefit to patients with life-threatening disease,” stated Dr. LaFrance. “The depth of its clinical pipeline offers me the compelling opportunity to lead the development of several promising drug candidates, including oncology candidates Azedra™ and Onalta™ for the treatment of neuroendocrine tumors, and Zemiva™ which is being developed for the diagnosis of cardiac ischemia,” he added.
Dr. LaFrance joined Bausch & Lomb from the Celltech Group, where he was Senior Vice President, Medical and Regulatory Affairs, Celltech Americas. Prior to Celltech, he held increasingly senior positions at Bracco Diagnostics, most recently as Vice President, Medical and Regulatory Affairs, and Kodak’s Sterling Winthrop Division, where he served as Vice President, Clinical Research. He began his career in industry at DuPont Merck. Previously, he held academic appointments at Johns Hopkins University School of Medicine in the Departments of Medicine and Radiology and the Department of Radiological Sciences in the John Hopkins School of Hygiene and Public Health.
Dr. LaFrance received a B.S. degree and Masters Degree in Nuclear Engineering & Science from Renssalaer Polytechnic Institute, and an M.D. degree from the University of Arizona. He is Board-certified in Internal Medicine and Nuclear Medicine and is a Fellow in the American College of Physicians and the American College of Nuclear Physicians.
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Molecular Insight Pharmaceuticals, Inc. • 160 Second Street • Cambridge, MA 02142
Tel: 617.492.5554 • Fax: 617.492.5664 • www.molecularinsight.com

Molecular Insight Pharmaceuticals, Inc. Announces Appointment of Norman LaFrance, M.D., as
Senior Vice President, Clinical Development and Chief Medical Officer
April 23, 2007

About Molecular Insight Pharmaceuticals
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The company is focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Molecular Insight’s lead targeted radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. The company’s lead molecular imaging pharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. In addition, the company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of Azedra™, Onalta ™, Zemiva™ and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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